REVOLVING CREDIT LOAN AGREEMENT

This Revolving Credit Loan Agreement (this “Agreement”) is made and entered into on the 7th day of December, 2010, to be effective as of the 3rd day of December, 2010, by and between CyberDefender Corporation, a Delaware corporation (the “Company”), and GR Match, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Company has requested that the Lender make available to the Company a revolving credit facility in the principal amount not to exceed Five Million Dollars ($5,000,000.00), and the Lender has agreed to make such revolving credit facility available to the Company, on the terms and conditions set forth in the Revolving Credit Note, the Security Agreement (each as defined below) and this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Lender agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Revolving Credit Note, and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Advances” means advances made by the Lender to the Company under the Revolving Credit Facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close and, upon the Company becoming listed or quoted on a Trading Market, except any day that the Common Stock is not traded on the Trading Market.

“Change of Control Transaction” shall have the meaning given to such term in the Revolving Credit Note.

“Closing” means the closing of the transactions contemplated by this Agreement and the issuance of the Revolving Credit Note.

“Closing Date” means the Business Day when all conditions precedent to the parties' respective obligation to effect the Closing have been satisfied or waived.

“Collateral” shall have the meaning given to such term in the Security Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations or rulings issued pursuant thereto, as amended or replaced and as in effect from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fourth Amendment” means that certain Fourth Amendment to Media and Marketing Services Agreement by and between the Company and the Lender in the form attached hereto and made part hereof as Exhibit A.

“Fundamental Transaction” shall have the meaning given to such term in the Revolving Credit Note.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(f).

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable that are incurred in the ordinary course of business and that are not more than one hundred twenty (120) days past due), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

“Indemnified Party” shall have the meaning assigned to such term in Section 4.3(b).

“Indemnifying Party” shall have the meaning assigned to such term in Section 4.3(b).

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.1(k)(i).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loan and Securities Purchase Agreement Amendment” means that certain First Amendment to Loan and Securities Purchase Agreement by and between the Company and the Lender in the form attached hereto and made part hereof as Exhibit B.

“Losses” shall have the meaning assigned to such term in Section 4.3(a).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Maximum Rate” shall have the meaning ascribed to such term in Section 6.15.

“Media and Marketing Services Agreement” shall mean that certain Media and Marketing Services Agreement, dated March 24, 2009, by and between CyberDefender Corporation, a California corporation (as predecessor in interest to the Company) and the Lender, as amended by that certain First Amendment thereto, dated as of June 4, 2009, that certain Second Amendment thereto, dated as of October 26, 2009, that certain Third Amendment thereto, dated as of October 22, 2010, to be effective October 15, 2010, and the Fourth Amendment and as may be further amended from time to time.

“Media Services Invoice” shall have the meaning ascribed to such term in Section 2.3(b).

“Permitted Indebtedness” shall have the meaning given to such term in the Security Agreement.

“Permitted Lien” shall have the meaning given to such term in the Security Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Outstanding Invoices Amount” shall have the meaning ascribed to such term in Section 2.3(a).

“Outstanding Invoices” shall have the meaning ascribed to such term in Section 2.3(a).

“Qualified Offering” means the sale and issuance by the Company following the date of this Agreement of any debt or equity securities of the Company in an aggregate amount greater than Ten Million Dollars ($10,000,000), whether in a single transaction or a series of related transactions and whether as a private placement or a sale on any Trading Market.

“Revolving Credit Account” means the loan account maintained by the Lender with respect to Advances and repayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances.

“Revolving Credit Amount” means an amount equal to Five Million Dollars ($5,000,000).

“Revolving Credit Balance” means an amount equal to (i) the Revolving Credit Amount less (ii) the outstanding principal amount of the Revolving Credit Facility from time to time.

“Revolving Credit Expiration Date” means, unless otherwise agreed to by the Lender in its sole discretion, the earlier to occur of (i) March 31, 2011, or (ii) the closing of a Qualified Offering.

“Revolving Credit Facility” means the revolving credit facility in a maximum principal amount at any one time outstanding equal to the Revolving Credit Amount, made available to the Company pursuant to this Loan Agreement and the other Revolving Credit Loan Documents.

“Revolving Credit Loan Documents” means this Agreement, the Security Agreement, the Revolving Credit Note, and any other documents or agreements executed by the Lender and the Company in connection with the transactions contemplated hereby.

“Revolving Credit Note” means that certain Revolving Credit Note issued by the Company in favor of the Lender pursuant to this Agreement in the form attached hereto and made part hereof as Exhibit C.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Documents” shall have the meaning ascribed to such term in Section 3.1(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreement” means that certain Security Agreement executed by the Company in favor of the Lender in the form attached hereto and made part hereof as Exhibit D.

“Senior Business Advisor” shall have the meaning ascribed to such term in Section 4.6(a).

“Senior Convertible Note Amendment” means that certain First Amendment to 9% Secured Convertible Promissory Note by and between the Company and the Lender in the form attached hereto and made part hereof as Exhibit E

“Senior Loan Documents” means, collectively, (i) that certain 9% Secured Convertible Promissory Note, dated March 31, 2010, issued by CyberDefender Corporation, a California corporation (as predecessor in interest to the Company) in favor of the Lender, as amended, (ii) that certain Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between CyberDefender Corporation, a California corporation (as predecessor in interest to the Company) and the Lender, as amended, and (iii) that certain Security Agreement, dated as of March 31, 2010, executed by CyberDefender Corporation, a California corporation (as predecessor in interest to the Company) in favor of the Lender.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Weekly Maximum” shall have the meaning ascribed to such term in Section 2.3(b).

ARTICLE II.
REVOLVING CREDIT FACILITY; CLOSING

2.1           Advances.

(a)          Subject to and upon the terms and conditions of this Agreement and the Revolving Credit Note, the Lender agrees to make Advances to the Company during the term of the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed the Revolving Credit Amount without the Lender's prior written consent, which Advances shall be repaid in accordance with the terms and conditions of this Agreement and the Revolving Credit Note.  Unless otherwise agreed to by the Lender in writing, all Advances shall be applied solely in accordance with Section 2.3 below, and the Company shall have no right to demand or request Advances under the Revolving Credit Facility other than as provided herein.  Unless sooner terminated pursuant to the provisions of the Revolving Credit Loan Documents, the Revolving Credit Facility and the obligation of the Lender to make Advances hereunder shall automatically terminate on the Revolving Credit Expiration Date without further action by, or notice of any kind from, the Lender.

(b)          The Company may borrow, repay and re-borrow under the Revolving Credit Facility on the terms and conditions of this Agreement and the Revolving Credit Note.  The fact that there may be no Advances outstanding at any particular time shall not affect the continuing validity of this Agreement.  The Lender will maintain on its books the Revolving Credit Account with respect to Advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances.  Except for manifest error, the Revolving Credit Account shall be conclusive as to all amounts owing by the Company to the Lender in connection with and on account of Advances.

2.2           Use of Proceeds.  The proceeds of any Advances hereunder shall be used by the Company solely for the purpose of paying any amounts owing by the Company to the Lender pursuant to Section 2.2 of the Media and Marketing Services Agreement.

2.3           Advance Procedures.

(a)           The parties acknowledge and agree that the Lender has previously issued to the Company invoice numbers 10020479, 10020503, 10020510, 10020534, 10020621, 10020648, 10020682, 10020717, 10020816, 10020821, 10020822, 10020823 and 10020824 (collectively, the “Outstanding Invoices”) in the aggregate amount of Four Million Two Hundred Eighty Seven Thousand Six Hundred Sixty and 05/100 Dollars ($4,287,660.05) (the “Outstanding Invoices Amount”) for amounts owing by the Company to the Lender pursuant to Section 2.2 of the Media and Marketing Services Agreement, which amounts remain payable in full by the Company as of the date hereof.  Effective as of the Closing, (i) the Lender shall be deemed to have made an Advance to the Company in an amount equal to the Outstanding Invoices Amount such that the initial outstanding principal amount advanced under the Revolving Credit Facility shall be an amount equal to the Outstanding Invoices Amount and (ii) the Outstanding Invoices shall be treated as no longer outstanding for purposes of the Media and Marketing Services Agreement.

(b)           Simultaneously with the Lender's delivery to the Company of each invoice contemplated by Section 2.2 of the Media and Marketing Services Agreement during the term of the Revolving Credit Facility (each, a “Media Services Invoice”), subject to Section 2.3(d) below, (i) the Lender shall automatically, and without further notice or demand to the Company, be deemed to have made an Advance to the Company in an amount equal to the Reimbursement Amount (as defined in the Media and Marketing Services Agreement) set forth in such Media Services Invoice and (ii) the portion of the applicable Media Invoice that is deemed paid as an Advance hereunder shall be treated as no longer outstanding for purposes of the Media and Marketing Services Agreement; provided, however, that, unless otherwise agreed to by the Lender in writing, in no event  shall the amount of Advances provided under the Revolving Credit Facility exceed an amount equal to Five Hundred Thousand Dollars ($500,000) per week (the “Weekly Maximum”).  The amount of any Reimbursement Amount owing by the Company to the Lender pursuant to a Media Services Invoice in excess of the Weekly Maximum shall be payable by the Company to the Lender pursuant to the terms and conditions of the Media and Marketing Services Agreement and shall not be treated as an Advance hereunder unless otherwise agreed to by the Lender in writing.

(c)           Simultaneously with the Lender's delivery of each Media Services Invoice to the Company during the term of the Revolving Credit Facility, the Lender shall deliver to the Company a reasonably detailed summary of the Revolving Credit Account as of the date of such invoice (after applying any applicable Advance in accordance with Section 2.3(b) relating to the Reimbursement Amount set forth in such invoice) which shall include, without limitation, (i) the outstanding principal amount advanced under the Revolving Credit Facility and (ii) the aggregate amount of accrued but unpaid interest on the principal amounts advanced under the Revolving Credit Facility as of the date of such invoice.

(d)           Notwithstanding anything herein to the contrary, in the event that the Reimbursement Amount owing by the Company to the Lender pursuant to any Media Services Invoice exceeds an amount equal to the Revolving Credit Balance as of the date that the applicable Media Services Invoice is delivered by the Lender to the Company, then unless otherwise agreed to by the Lender in writing, the Lender shall be deemed to Advance to the Company only an amount equal to the Revolving Credit Balance pursuant to Section 2.3(b) above, and the balance of the Reimbursement Amount owing by the Company to the Lender pursuant to such Media Services Invoice shall be payable by the Company to the Lender pursuant to the terms and conditions of the Media and Marketing Services Agreement.  In the event that (i) an Event of Default shall have occurred and be continuing or (ii) the Revolving Credit Balance is zero (0) as of the date that an applicable Media Services Invoice is delivered by the Lender to the Company, then the Lender shall not be deemed to make any Advance to the Company with respect to all or any portion of the Reimbursement Amount set forth on such Media Services Invoice, and the entire amount of the Reimbursement Amount owing by the Company to the Lender pursuant to such Media Services Invoice shall be payable by the Company to the Lender pursuant to the terms and conditions of the Media and Marketing Services Agreement.  If for any reason the sum of the outstanding Advances shall nevertheless exceed the Revolving Credit Amount, the Company shall remain liable for the entire amount outstanding, with interest, fees, and charges thereon as provided herein, and the Company shall immediately upon demand pay to the Lender the amount of such excess, with interest thereon as provided herein.

2.4           Closing.  The Closing shall occur upon satisfaction of the conditions set forth in Section 2.6.

2.5          Deliveries.

(a)           At or prior to the Closing, the Company shall deliver to the Lender the following:

(i)	this Agreement, duly executed by the Company;

(ii)	the Revolving Credit Note, duly executed by the Company;

(iii)	the Security Agreement, duly executed by the Company;

(iv)	the Fourth Amendment, duly executed by the Company;

(v)	the Senior Convertible Note Amendment, duly executed by the Company;

(vi)	the Loan and Securities Purchase Agreement Amendment, duly executed by the Company; and

(vii)
resolutions duly adopted by the Company's board of directors approving the transactions contemplated by the Revolving Credit Loan Documents in the form attached hereto and made part hereof as Exhibit F

(b)          At or prior to the Closing, the Lender shall deliver to the Company the following:

(i)	this Agreement, duly executed by the Lender;

(ii)	the Fourth Amendment, duly executed by the Lender;

(iii)	the Senior Convertible Note Amendment, duly executed by the Lender; and

(iv)	the Loan and Securities Purchase Agreement Amendment, duly executed by the Lender.

2.6         Closing Conditions.

(a)           The obligations of the Company to effect the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Lender contained herein;

(ii)          all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed; and

(iii)         the delivery by the Lender to the Company of the items set forth in Section 2.5(b) of this Agreement.

(b)           The obligations of the Lender to effect the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company to the Lender of the items set forth in Section 2.5(a) of this Agreement;

(iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)          from the date hereof to the Closing Date, a banking moratorium shall not have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Revolving Credit Note at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the SEC Documents (defined below) or specifically disclosed herein, the Company hereby makes the following representations and warranties to the Lender:

(a)           Subsidiaries.  The Company has no (and has never had any) subsidiaries and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or other equity interest in any Person, nor is the Company, directly or indirectly, a participant in any joint venture or partnership with any Person.

(b)           Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Revolving Credit Loan Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Revolving Credit Loan Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Revolving Credit Loan Documents, to issue the Revolving Credit Note to the Lender and to otherwise carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Revolving Credit Loan Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith.  Each Revolving Credit Loan Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts; Third Party Rights.  The execution, delivery and performance of the Revolving Credit Loan Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected (or result in the imposition of any material Liens upon any of the Company’s Property or assets), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any Property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.  Except for the right of first offer granted to the Lender pursuant to the Senior Loan Documents, (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Revolving Credit Loan Documents and (ii) the transactions contemplated by the Revolving Credit Loan Documents do not conflict with any rights granted to any third parties to purchase any debt or equity securities of the Company.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Revolving Credit Loan Documents, other than the consent of the Company's board of directors to the transactions contemplated by the Revolving Credit Loan Documents.

(f)           SEC Documents.  The Company hereby makes reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, and any amendments thereto, filed by the Company with the Commission, and the Current Report on Form 8-K filed by the Company with the Commission on November 23, 2010 (the “Restatement 8-K”), which are available for review on the Commission’s website, www.sec.gov: (collectively, the “SEC Documents”).  As of the date thereof, except as set forth in the Restatement 8-K, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth in the Restatement 8-K, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, shareholder equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect).  Except as and to the extent set forth on the balance sheet of the Company as of June 30, 2010, including the notes thereto, or as otherwise set forth in the Restatement 8-K, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

(g)           Material Changes.  Since June 30, 2010, (i) except as set forth in the Restatement 8-K, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth in the Restatement 8-K, the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) except as set forth in the Restatement 8-K, the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholder or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not sold any assets, individually or in the aggregate, outside of the ordinary course of business, (vi) except as set forth in the SEC Documents and up to an additional One Million Dollars ($1,000,000), the Company has not made any material capital expenditures, individually or in the aggregate and (vii) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(h)           Litigation.  Except as previously disclosed to GRM in writing, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Revolving Credit Loan Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(i)           Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) except as set forth in the Restatement 8-K, in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, all rules and regulations of the applicable Trading Market on which the Company's Common Stock is listed or quoted for trading, and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(j)           Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Permitted Liens, (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (iii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(k)           Intellectual Property.

(i)           Patents and Trademarks. Except as set forth in the Schedule 3(k)(i) hereto, the Company has, or has the rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The Company has not received a notice (written or otherwise) that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)           Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company's businesses as it is currently conducted or as reflected in SEC Documents. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, other than Permitted Liens, and has the right to use all of the Intellectual Property Rights.

(l)           Broker’s Fees. The Lender shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Company and a third person in respect of the transactions contemplated hereby.  The Company hereby agrees to indemnify the Lender against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Company and any such third person, whether express or implied from the actions of the Company or anyone acting or purporting to act on behalf of the Company.

(m)           Solvency.  After giving effect to the debt incurred by the Company in connection with this Agreement and the Revolving Credit Loan Documents: (i) the Company will not be left with remaining assets which would constitute unreasonably small capital after giving effect to the nature of the Company's business; (ii) the Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay as such debts mature; and (iii) the Company will be able to pay its debts as they become due.

(n)           No Bankruptcy Filing.  The Company is not (i) a debtor in any outstanding or pending action or proceeding pursuant to any bankruptcy law, (ii) contemplating either the filing of a petition under any bankruptcy law or the liquidation of all or any portion of its assets or property, or (iii) aware that any other Person is contemplating the filing a petition under any bankruptcy law against the Company.

(o)           Foreign Corrupt Practices.  Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)           Tax Status.  The Company (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(q)           Disclosure.  All disclosures furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.  The Company acknowledges and agrees that the Lender does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(r)           Acknowledgment of the Lender’s Reliance.  The Company acknowledges that the Lender is entering into the transactions contemplated by this Agreement in reliance upon the representations and warranties contained herein.  The Lender shall be entitled to such reliance notwithstanding any investigation which has been or will be conducted by the Lender or on its behalf.

3.2           Representations and Warranties of the Lender.  The Lender hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  The Lender is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and to consummate the transactions contemplated by the Revolving Credit Loan Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of the Lender.  Each Revolving Credit Loan Document to which the Lender is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Access to Company Information.  The Lender acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that the Lender desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically).  The Lender has reviewed copies of the SEC Documents and is familiar with the contents thereof, including, without limitation, the risk factors contained in the SEC Documents, and there is no further information about the Company that the Lender desires in determining whether to enter into the transactions contemplated by this Agreement.

(c)           Broker’s Fees. The Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Lender and a third party in respect of the transactions contemplated hereby.  The Lender hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Lender and any such third party, whether express or implied from the actions of the Lender or anyone acting or purporting to act on behalf of the Lender.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Non-Public Information.  The Lender acknowledges that it may have access to material non-public information of the Company so long as one more of its principals or designees serves as a director, board observer or officer of the Company.

4.2           Affirmative Covenants.  Until the later to occur of (i) the payment in full of all principal, interest and any other amounts outstanding under the Revolving Credit Note and (ii) the expiration or earlier termination of the Revolving Credit Facility, the Company shall, and shall cause its Subsidiaries, if any, to:

(a) comply with all laws, statutes, ordinances, orders, rules or regulations applicable to the Company or any Subsidiary or to the Collateral (or any part thereof) or to any other property owned, leased, operated or used by the Company or any Subsidiary, including, without limitation all rules and regulations of the applicable Trading Market on which the Company's Common Stock is listed or quoted for trading from time to time, except as set forth in the Current Report on Form 8-K filed by the Company with the Commission on November 30, 2010 and except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect;

(b) continue to engage in business of the same general type as now being conducted by it, and do and cause to be done all things necessary to maintain and keep in full force and effect its corporate or company, as applicable, existence in good standing in each jurisdiction in which it conducts business; and

(c)  comply with any agreement or undertaking to which the Company or any Subsidiary, if applicable, is a party and maintain in full force and effect all contracts and leases to which such Company or any Subsidiary, if applicable, is or becomes a party, except where the failure to do so would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.3           Indemnification.
(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold the Lender and its Affiliates, and each of their directors, managers, officers, shareholders, members, employees, investment advisors, brokers and agents, as the case may be, harmless to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating to (1) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Lender furnished in writing to the Company by the Lender expressly for use therein or (2) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Revolving Credit Loan Documents, provided that the Company’s liability under this Section for a breach of any representations or warranties made by the Company in this Agreement shall in no event exceed the amount of all amounts owing by the Company to the Lender under the Revolving Credit Loan Documents and/or the Senior Loan Documents. The Company shall notify the Lender promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

4.4           Securities Laws Disclosure; Publicity.  Subject to the terms and conditions of this Section 4.4, the Company shall, on or before 8:30 a.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, (i) issue a press release disclosing the transactions contemplated by the Revolving Credit Loan Documents and (ii) file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Revolving Credit Loan Documents in the form required by the Exchange Act and attaching all the material Revolving Credit Loan Documents (including, without limitation, this Agreement (and all schedules to this Agreement)).  The Company and the Lender shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Lender, or without the prior consent of the Lender, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Lender, or include the name of the Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Lender, except (i) as required by federal securities law or regulation in connection with the filing with the Commission on Form 8-K of the final Revolving Credit Loan Documents (including signature pages thereto) and a summary thereof and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Lender with prior notice of such disclosure permitted under this subclause (ii).

4.5           Management.  The Company agrees to provide Lender with notice of any change in the senior executive officers or other senior management of the Company within five (5) Business Days of such change becoming effective.

4.6           Engagement of Senior Business Advisor.

(a)           In the event of an Event of Default, in addition to all remedies available to the Lender under the Revolving Credit Loan Documents and/or applicable law, the Lender shall have the right (but not the obligation), exercisable upon written notice to the Company at any time during which such Event of Default shall be continuing, to cause the Company to retain a consultant or a Company executive, selected by the Lender in its sole discretion, to oversee the management and operations of the Company (such person, the “Senior Business Advisor”), at the Company’s sole cost and expense; provided that the Senior Business Advisor’s compensation shall not exceed that of the Company’s Chief Financial Officer at the time of the Company's engagement of the Senior Business Advisor.  The Company shall approve, execute, deliver and file, and shall cause its shareholders, Board of Directors and officers, as the case may be, to approve, execute, deliver and file, any consents, amendments, filings, or other agreements or documents necessary to cause the Senior Business Advisor to be retained by the Company as provided above not later than three (3) Business Days following the Company's receipt of the above-referenced notice from the Lender.  The Company shall retain the Senior Business Advisor for so long as, and only for so long as, an Event of Default shall occur and be continuing.

(b)           The Senior Business Advisor shall report directly to, and be subject to the direction of, the Company's Board of Directors.  The Senior Business Advisor shall be senior to the Company's senior executive officers, including, without limitation, the Company's Chief Executive Officer and Chief Financial Officer, each of whom shall report to, and be subject to the direction of, the Senior Business Advisor during the Company’s engagement of the Senior Business Advisor.  The Senior Business Advisor shall have the same power and authority to bind the Company as is granted to the Company's senior executive officers. The Company shall (i) invite the Senior Business Advisor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Senior Business Advisor copies of all notices, minutes, consents and other materials that the Company provides to its directors and officers at the same time and in the same manner as provided to such directors and officers, as the case may be and (ii) provide the Senior Advisor with access to all financial information of the Company, including, without limitation, budgets, projections, plans and results of operations; provided, however, that the Senior Business Advisor shall agree to hold in confidence and trust all information so provided and provided further that the Company reserves the right to withhold any information and to exclude the Senior Business Advisor from any Board of Directors meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(c)           The Company shall enter into an indemnification agreement with the Senior Business Advisor on terms reasonably satisfactory to the Senior Business Advisor indemnifying the Senior Business Advisor for any losses, damages or other expenses incurred by the Senior Business Advisor relating to or arising out of the Senior Business Advisor's performance of services as an advisor to the Company.  The Company shall add the Senior Business Advisor as an additional insured under the Company's directors and officers liability insurance policy to the extent such coverage is available on commercially reasonable terms.

(d)           The Lender may elect, in its sole discretion, to advance, on the Company's behalf, any fees or other compensation owing by the Company to the Senior Business Advisor in connection with the Senior Business Advisor's performance of services as an advisor to the Company.  Any such advances shall be treated as Advances made hereunder and shall be repaid by the Company to the Lender in accordance with the terms and conditions of this Agreement and the other Revolving Credit Loan Documents, notwithstanding the fact that the then outstanding sum of Advances made hereunder may nevertheless equal or exceed the Revolving Credit Amount.

ARTICLE V.
NEGATIVE COVENANTS

The Company covenants and agrees that, until the later to occur of (i) the payment in full of all principal, interest and any other amounts outstanding under the Revolving Credit Note and (ii) the expiration or earlier termination of the Revolving Credit Facility, it will not do, directly or indirectly, any of the following without the Lender's prior written consent:

5.1           Issuance of Indebtedness.  Other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness.

5.2           Payment of Indebtedness.  (i) Make any lease payments or payments of principal, interest, fees, or penalties under any Indebtedness other than (1) regularly scheduled payments of principal and interest and lease payments (at the rates and on the terms set forth in the agreement evidencing such Indebtedness) or (2) the repayment of Permitted Indebtedness; (ii) purchase or redeem (or offer to purchase or redeem) any Indebtedness other than Permitted Indebtedness; or (iii) deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Indebtedness will be paid when due or otherwise to provide for the defeasance of any Indebtedness.

5.3           Liens.  Other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

5.4           Organizational Documents.  Amend its organizational documents, including without limitation, the articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Lender.

5.5           Dissolution; Merger or Consolidation.  Dissolve, terminate, liquidate, merge with or consolidate into another Person.

5.6           Acquisitions. Make any purchase or other acquisition of any stock or other securities of any other Person (whether by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person) including, without limitation, any partnership and joint venture interests of any Person other than those of another Person engaged in a line of business substantially the same as the line of business of the Company provided that: (i) such purchase or acquisition shall have been approved by the board of directors and/or managers of the Company and the target company, as applicable; and (ii) the total purchase or acquisition consideration for such acquisitions shall not exceed Two Million Dollars ($2,000,000) in any fiscal year.

5.7           ERISA. At any time, (i) knowingly engage in any nonexempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect; (ii) fail to comply with ERISA or any other applicable laws in any respect that could reasonably be expected to have a Material Adverse Effect; (iii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect; or (iv) terminate any pension plan, if such termination could reasonably be expected to have a Material Adverse Effect.

5.8           Change in Nature of Business. Make any material change in the nature of the business of the Company, taken as a whole, except for an acquisition permitted pursuant to Section 5.6.

5.9           Distributions.  Repay, repurchase or offer to repay, repurchase or otherwise acquire for cash any shares of its Common Stock or Common Stock Equivalents or any other security, including preferred stock, or Indebtedness of the Company that is pari passu with, or junior or subordinate to the Indebtedness evidenced by the Revolving Credit Loan Documents (unless otherwise permitted pursuant to a written subordination agreement with the Lender) other than as to (a) the Note Shares (as defined in the Senior Loan Documents) as permitted or required under the Senior Loan Documents and (b) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of One Hundred Thousand Dollars ($100,000) for all officers and directors during the term of the Revolving Credit Facility.

5.10         Dividends.  Pay cash dividends or distributions on any equity securities of the Company.

5.11         Debt Cancellation.  Cancel or otherwise forgive or release any material claim or debt owed to the Company by any Person, except for adequate consideration or in the ordinary course of the Company’s business.

5.12         Certain Restrictions.  Enter into any agreement which expressly restricts the ability of the Company to enter into amendments, modifications or waivers of any of the Revolving Credit Loan Documents (other than pursuant to the Revolving Credit Loan Documents).

5.13         Assignment of Intellectual Property Rights.  Assign or transfer any of the Company’s intellectual property rights other than assignments or transfers to the Lender.

5.14         Transactions with Affiliates.  Enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval).

5.15        Transfer Ownership Interests.  Enter into any Change of Control Transaction or Fundamental Transaction.

5.16        Changes in Company Name, Location of Chief Executive Office; Termination of  Chief Executive Officer or Chief Financial Officer. Make any change to the corporate name of the Company or the location of the Company’s assets, principal place of business or chief executive office or elect to terminate the Company's Chief Executive Officer or Chief Financial Officer, whether with or without cause.

5.17        Issuance of Senior Equity Securities.  Issue any shares of preferred stock or any other equity securities with rights, privileges or preferences senior to the Common Stock.

5.18        Issuance of Common Stock Equivalents.  Issue any Common Stock Equivalents except for the issuance of any Common Stock Equivalents to employees of the Company (i) pursuant to the terms of any existing Company employee equity incentive plans or (ii) which have been approved by the Company’s board of directors (or a duly designated committee thereof), which approval must include the approval of the Lender’s designated member of the Company’s board of directors.

ARTICLE VI.
MISCELLANEOUS

6.1           Fees and Expenses.  At the Closing, the Company shall reimburse the Lender for all legal fees and expenses incurred by the Lender incident to the negotiation, preparation, execution and delivery of the Revolving Credit Loan Documents (up to a maximum of $50,000.00).  Except as set forth in the preceding sentence, each party shall pay the fees and expenses of its advisers, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Revolving Credit Loan Documents.

6.2           Entire Agreement.  The Revolving Credit Loan Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern Standard Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4           Amendments; Waivers.  Except as otherwise set forth herein, any provision of this Agreement may be waived, modified, supplemented or amended in a written instrument signed by the Company and the Lender.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor the Lender may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (other than by merger).

6.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Revolving Credit Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Revolving Credit Loan Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Revolving Credit Loan Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence a Proceeding to enforce any provisions of the Revolving Credit Loan Documents, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.9           Execution.  This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.10         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.11         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Revolving Credit Loan Documents, whenever the Lender exercises a right, election, demand or option under a Revolving Credit Loan Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to specific performance under the Revolving Credit Loan Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Revolving Credit Loan Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14         Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Revolving Credit Loan Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15         Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by the Lender in order to enforce any right or remedy under any Revolving Credit Loan Document to which the Lender is a party.  Notwithstanding any provision to the contrary contained in any Revolving Credit Loan Document, it is expressly agreed and provided that the total liability of the Company under the Revolving Credit Loan Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Revolving Credit Loan Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Revolving Credit Loan Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Revolving Credit Loan Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Lender with respect to indebtedness evidenced by the Lender’s Revolving Credit Loan Documents, such excess shall be applied by the Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Lender’s election.

6.16         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Revolving Credit Loan Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Revolving Credit Loan Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

	CYBERDEFENDER CORPORATION,	Address for Notice:
a Delaware corporation

By:	/s/ Gary Guseinov	617 West 7th Street, Suite 1000
	Name: Gary Guseinov	Los Angeles, CA 90017
	Title: Chief Executive Officer	Attention: Mr. Gary Guseinov
Fax: (213) 689-8639

With a copy to (which shall not constitute notice):

Richardson & Patel, LLP
750 Third Avenue, 9th Floor
New York, NY 10017
Attention: Kevin Friedmann
Fax: (917) 591-6898

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR LENDER FOLLOWS]

[LENDER SIGNATURE PAGE TO
LOAN AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Loan Agreement to be duly executed by its/his/her respective authorized signatories as of the date first indicated above.

GR MATCH, LLC,		Address for Notice:
a Delaware limited liability company

By:	/s/ Dirk van de Bunt	GR Match, LLC
Name: Dirk van de Bunt		c/o Guthy-Renker LLC
Title: Assistant Secretary		3340 Ocean Park Boulevard
Suite 3000
Santa Monica, CA 90405
Attention: Business Affairs
Fax: 310-581-3443

With a copy to (which shall not constitute notice):

Guthy-Renker LLC
3340 Ocean Park Boulevard, Suite 3000
Santa Monica, CA 90405
Fax: 310-581-3443
Attention: General Counsel

Schedule 3(k)(i) – Patents and Trademarks

The Lender has filed applications for the following trademarks: CYBERPD, RAMPMYSPEED and MAXMYSPEED.   The Lender has agreed to transfer the Lender's rights in these trademarks to the Company.

EXHIBIT A

Form of Fourth Amendment to Media and Marketing Services Agreement

See attached

EXHIBIT B

Form of Loan and Securities Purchase Agreement Amendment

See attached

EXHIBIT C

Form of Revolving Credit Note

See attached

EXHIBIT D

Form of Security Agreement

See attached

EXHIBIT E

Form of Senior Convertible Note Amendment

See attached

EXHIBIT F

Form of CyberDefender Board of Directors Resolutions

See attached